                             CONTRIBUTION AGREEMENT


                                      among


                    FORT STREET PARTNERS LIMITED PARTNERSHIP



                       LEPERCQ CORPORATE INCOME FUND L.P.



                                 LEX GP-1, INC.



                               THE LCP GROUP, L.P.



                                RICHARD J. ROUSE

                                       and


                           LEXINGTON FORT STREET TRUST



                             Dated December 31, 1996

                             CONTRIBUTION AGREEMENT


               THIS CONTRIBUTION AGREEMENT, dated December 31, 1996 (this "Agreement"), is entered into among Fort Street Partners Limited Partnership, a Connecticut limited partnership ("Fort Street"), and Lepercq Corporate Income Fund L.P., a Delaware limited partnership ("LCIF"), Lex GP-1, Inc. ("Lex GP"), a Delaware corporation, The LCP Group, L.P. ("LCP"), a Delaware limited partnership, Richard J. Rouse, and Lexington Fort Street Trust (the "Trust"), a New York grantor trust.

                              W I T N E S S E T H:


               WHEREAS, Fort Street is the holder of a certain leasehold interest encumbering, and the owner of certain improvements to, real property located in Honolulu, Hawaii (the "Property");

               WHEREAS, pursuant to Section 4.02(b) of the Limited Partnership Agreement of Fort Street, as amended, Glenrouse Associates, the general partner of Fort Street, notified the Fort Street limited partners in a letter dated October 25, 1996 of Fort Street's intention to transfer the Property to LCIF and provided such limited partners with thirty (30) days to object to such transfer;

               WHEREAS, Fort Street limited partners with less than one-half of the outstanding Units in Fort Street have objected to such transfer through the date hereof;

               WHEREAS, Principal Mutual Life Insurance Company, as mortgagee under the Mortgage and Security Agreement by Fort Street to Principal Mutual Life Insurance Company in a letter dated November 19, 1996 indicated that it consented to the transfer;

               WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, Fort Street is exchanging the Property for interests in LCIF ("LCIF Units") with the terms and conditions set forth in the Fifth Amended and Restated Agreement of Limited Partnership of LCIF (as amended from time to time, the "Partnership Agreement") in a transaction which is intended to qualify as a tax-free transfer of the Property by Fort Street to the Trust, at the direction of LCIF, under Section 721 of the Internal Revenue Code of 1986, as amended (the "Code");

               WHEREAS, LCIF authorizes and directs The LCP Group, LP, as Trustee of the Trust, to accept delivery of the Property;

               WHEREAS, LCIF will receive one hundred percent (100%) of the beneficial interests in the Trust as consideration for providing the LCIF Units to Fort Street in exchange for Fort Street transferring the Property to the Trust;

               WHEREAS, The LCP Group, L.P. ("LCP") and Richard J. Rouse are contributing their contractual right to receive a two percent fee payable upon the ultimate sale of the Property in exchange for an aggregate of 15,259 LCIF Units to LCIF (which LCIF Units have the same terms and conditions as the LCIF Units distributed to Fort Street in a transaction that qualifies under Code
Section 721;

               WHEREAS, LCP will contribute to LCIF its contractual right to receive management fees from the date hereof through the remainder of the term of the lease of the Property from Fort Street to Liberty House in exchange for 2,000 LCIF Units (which LCIF Units have the same terms and conditions as the LCIF Units distributed to Fort Street) in a transaction that qualifies under Code Section 721;

               NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

               1. Contribution of the Property to the Trust. Effective as of the date hereof, Fort Street, at the direction of LCIF, hereby contributes, transfers and assigns to the Trust all of its right, title and interest in and to the Property subject to any and all liabilities encumbering such Property (including the lien created by the Indenture). LCIF, on behalf of the Trust, hereby issues to Fort Street, in exchange for such contribution, 207,741 units in LCIF (the "Units"). The Units will provide for all of the rights and obligations more fully set forth in the Partnership Agreement.

               2. Contribution of Disposition Fee. LCP and Richard J. Rouse hereby contribute to LCIF their contractual rights to the fee payable upon the ultimate sale of the Property and in exchange LCIF will issue 11,444 LCIF Units to LCP and 3,815 LCIF Units to Mr. Rouse.

               3. Contribution of Management Agreement. LCP, as successor to Lepercq Management Corporation ("LMC"), hereby contributes its contractual right pursuant to that certain Partnership Management Agreement dated April 27, 1981 with Fort Street to receive management fees for the period from the date hereof through the end of the term of the lease of the Property to Liberty House to LCIF in exchange for 2,000 LCIF Units.

               4. Dissolution of Fort Street and Admission to LCIF. Pursuant to
Section 7.01(a)(iv) of the Fort Street Partners Limited Partnership Agreement, Fort Street Associates Limited Partnership is dissolved and its interests in LCIF are distributed in accordance with Exhibit A. Pursuant to Sections 12.1 and
12.2 of the Fifth Amended and Restated Agreement of Limited Partnership of LCIF, Lex GP hereby consents to the admission of each of the Fort Street limited partners as limited partners in LCIF.

               5. Expenses. Fort Street and LCIF agree to each pay fifty percent (50%) of all costs and expenses attributable to the transfer.

               6. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons or entities other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liabilities of any third persons or entities which are not a party to this Agreement, nor shall any provision of this Agreement give any third persons or entities any rights of subrogation or action over against any party to this Agreement.

               7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto, and may not be modified, amended or otherwise changes in any manner except by a writing executed by a duly authorized representative of the party to be charged.

               8. Counterparts; Further Assurances. This Agreement may be executed in multiple counterparts. The parties agree to execute such documents, stock powers and instruments of assignment and assumption as may be necessary or expedient to carry out the transactions contemplated by this Agreement.

               9. Miscellaneous. This Agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on or as of the date first above written.

                                   FORT STREET PARTNERS LIMITED PARTNERSHIP
                                       By:  Glenrouse Associates


                                   By:____________________________
                                       Name:
                                       Title:

                                   LEPERCQ CORPORATE INCOME FUND L.P.
                                       By:  Lex GP-1, Inc.


                                   By:____________________________
                                       Name:
                                       Title:

                                   LEX GP-1, INC.


                                   By:____________________________
                                       Name:
                                       Title:

                                   THE LCP GROUP, L.P.
                                       By:  Lepercq Capital Partners
                                       By:    Third Lero Corporation


                                   By:____________________________
                                       Name:
                                       Title:


                                   RICHARD J. ROUSE


                                   _______________________________


                                   LEXINGTON FORT STREET TRUST
                                       By:  The LCP Group, L.P., as trustee
                                       By:    Lepercq Capital Partners
                                       By:    Third Lero Corporation


                                   By:____________________________
                                       Name:
                                       Title:

                                    EXHIBIT A

                    PARTNER                  LCIF UNITS
Glenrouse Associates                              2,077

Allen, Marilyn Anixter                            2,262

Arnold, Robert M.                                 6,885

Backer, Fred R.                                   6,885

Burton, Clifford C.                               6,885

Cohen, Carole Anixter                             2,331

Day, Uwarda                                       6,885

DePinto, Donald                                   6,885

Edelman, Robert                                   6,885

Fisk, (Mary) Estate of                            6,885

Fisk, Robert                                      6,885

Flood, James                                     27,420

Goddard, Yvonne Anixter                           2,262

Gosselin, John                                    6,885

Gregga, Bruce A.                                  6,885

Haley, David                                      6,885

Koenkow, Guenther P.                              6,885

Lorberbaum, Leonard & Caroline S.                13,710

Marks, Spencer J. & Keith O.                      6,885

Meijer, Fred. R.                                  6,885

Mortimer, Averell H.                              6,885

Mortimer, David                                   6,885

Rollins, Gary W.                                 13,710

Rollins, R. Randall                              13,710

Tede, W. Dieter                                   6,885

Tyree, C. Joseph                                  6,885

White, Marvin L.                                  6,885